SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 2, 2010, First Financial Service Corporation (“FFKY”) filed a Current Report on Form 8-K to disclose, among other things, FFKY had exercised its rights to defer regularly scheduled interest payments on junior subordinated notes relating to outstanding trust preferred securities. FFKY has the right to defer payments of interest for up to 20 consecutive quarterly periods without default or penalty. During the deferral period, the respective statutory trusts which are wholly owned subsidiaries of FFKY that were formed to issue trust preferred securities, will likewise suspend declaration and payment of dividends on the trust preferred securities. The regularly scheduled interest payments will continue to be accrued for future payment.

Heritage Bank, the Registrant’s wholly owned savings association subsidiary, currently holds $2.0 million of FFKY’s trust preferred securities. Prior to FFKY’s deferral, dividend payments on such securities to Heritage Bank were $40,000 per quarter. At September 30, 2010, Heritage Bank had accrued and unpaid interest on FFKY trust preferred securities of $6,667, which the Registrant deems as immaterial to its results of operations at September 30, 2010. Heritage Bank is currently evaluating the investment for possible impairment. Any decision on the potential impairment of this investment will be reported in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: November 5, 2010	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer